UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant   ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FIRST FRANKLIN CORPORATION
(Name of Registrant as Specified In Its Charter)
Lenox Wealth Management, Inc. John C. Lame Jason D. Long
(Name Of Person(S) Filing Proxy Statement, If Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

LENOX	Wealth Management	8044 Montgomery Road Suite 480 Cincinnati, Ohio 45236
Office (513) 618-7080 – (800) 472-5734 – Fax (513) 618-7079		financial solutions since 1887

May 17, 2010

To all participants of The Franklin Savings and Loan Company Employee Stock Ownership Plan

Enclosed are proxy materials for the upcoming election of directors for First Franklin Corporation.  We encourage you to cast your vote “For” John C. Lame and Jason D. Long on the enclosed WHITE PROXY CARD.   We encourage you to disregard the blue proxy card sent by the current management of First Franklin Corporation.

Please be aware that under the Employee Retirement Income Security Act of 1974 (“ERISA”), you are entitled to certain protections under the law.   Among these protections, management is forbidden from interfering with your voting rights, and is forbidden from retaliating against you in any way.  If you feel you have been discriminated against, you may have cause for action against the Trustee and First Franklin under ERISA.

The Trustee of the ESOP Plan, Tom Siemers, has engaged American Election Services, LLC (“AES”) to administer the voting of the ESOP shares in this year’s election.  A representative of AES has personally guaranteed to us that the votes of individual participants will not be disclosed to Mr. Siemers, or anyone outside of AES.   AES will only report the total vote count to the Trustee.

We encourage you to vote your conscience in the election of directors.

John C. Lame and Jason D. Long are committed to enhancing value for the benefit all Franklin shareholders, not to enhancing the value for an entrenched group of senior management and directors.  We have previously offered to purchase the shares held by ESOP for $15 per share, but Mr. Siemers, as Trustee, has dodged and delayed our offer for over seven weeks now.

If you have previously voted the blue proxy card, you can change your vote now by voting the enclosed WHITE PROXY CARD.   Please return the WHITE PROXY CARD in the enclosed envelope to American Election Services, LLC.  Your vote will remain confidential.

We appreciate your support and your vote.

If you have any questions or need further information, please do not hesitate to contact us at 513.618.7080 or the professionals of The Altman Group who are assisting Lenox in this proxy contest. They can be reached by calling toll free at 1.877.297.1741.

Sincerely,

Lenox Wealth Management

‚  DETACH CONFIDENTIAL VOTING INSTRUCTION CARD HERE   ‚

WHITE ESOP PLAN CONFIDENTIAL VOTING INSTRUCTION FORM

The undersigned hereby instructs the acting Trustee of the Franklin Savings & Loan Company Employee Stock Ownership Plan (“ESOP”) to vote, as designated below, all the shares of common stock of First Franklin Corporation (the “Company”) allocated to the undersigned pursuant to the ESOP as of April 20, 2010, at the Company’s Annual Meeting of Stockholders scheduled to be held on June 14, 2010 at 3:00 p.m. local time, and any postponements or adjournments thereof (the “Meeting:”), in the following manner.

						FOR	AGAINST	ABSTAIN
Please mark votes as in this example	☒	FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for all the nominees as listed below ☐	2.	Ratification of the selection of Clark, Schaefer, Hackett & Co. as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐
1.	Election of Directors. Nominees: John C. Lame Jason D. Long			3.	Stockholder proposal to declassify the Company’s Board of Directors.	☐	☐	☐
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE THAT NOMINEE’S NAME(S) IN THE SPACE PROVIDED BELOW.

Date: _______________________________________________________

____________________________________________________________
Signature

____________________________________________________________
Signature if held jointly

____________________________________________________________
Title

Please sign exactly as your name(s) appear on the instruction card(s) previously sent to you.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by the authorized person. This instruction card votes all shares held in all capacities.

PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION CARD TODAY.

WHITE CONFIDENTIAL VOTING INSTRUCTION FORM

THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF LENOX WEALTH

MANAGEMENT, INC., JOHN C. LAME AND JASON D. LONG IN OPPOSITION

TO THE BOARD OF DIRECTORS OF FIRST FRANKLIN CORPORATION

2010 ANNUAL MEETING OF STOCKHOLDERS

These are instructions to the acting Trustee of the Franklin Savings & Loan Company Employee Stock Ownership Plan

(These instructions must be received by June 9, 2010)

These instructions when properly executed will ensure shares are voted in the manner directed herein by the undersigned participant.  Your instructions will be kept confidential.  Important—If you do not return this voting instruction card in a timely manner or you return this voting instruction card properly signed, but you do not otherwise specify your voting direction, you will be treated as instructing the acting Trustee of the ESOP to vote your shares held in the ESOP in the same proportion as the shares for which the acting Trustee has received timely instructions from other ESOP participants who do provide a confidential voting instruction.  This instruction card revokes all prior instruction cards given by the undersigned.

IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.